Exhibit 10.16.1
ATLAS AIR WORLDWIDE HOLDINGS, INC.
RESTRICTED STOCK UNIT AGREEMENT
     THIS RESTRICTED STOCK UNIT AGREEMENT, dated as of ___(the “Agreement), between Atlas Air Worldwide Holdings, Inc. (the “Company”), a Delaware corporation, and «First_Name» «Last_Name» (the “Employee”).
     WHEREAS, the Employee has been granted the following award under the Company’s 2007 Incentive Plan (the “Plan”).
     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the parties hereto agree as follows.
     1. Award of Restricted Stock Units. Pursuant to the provisions of the Plan, the terms of which are incorporated herein by reference, the Employee is hereby awarded «Time_Vested_RSUs» restricted stock units (“Restricted Stock Units”), which constitute the right to receive, without payment, (i) «Time_Vested_RSUs» shares of common stock of the Company on a deferred basis (the “Unit Award”), and (ii) the right to receive, without payment, additional shares of common stock on the same basis as the Unit Award, equal in value to the dividends, if any, which would have been paid with respect to the common stock underlying the Unit Award had such common stock been issued to the Employee on «Time_Vested_RSUs» (the “Deferred Dividend Shares”), in each case subject to the terms and conditions of the Plan and those set forth herein. The Unit Award and the Deferred Dividend Shares are collectively referred to herein as the “Award.” The Award is granted as of                      (the “Date of Grant”).
     2. Vesting of Award; Treatment Upon Termination of Service. Unless otherwise provided by the Committee, the Award under this Agreement shall be subject to the vesting schedule in this Section 2.
          (a) Vesting Generally. Subject to the following provisions of this Section 2 and the other terms and conditions of this Agreement, the Unit Award shall become vested on the basis of one Restricted Stock Unit to one share of Company’s common stock, and the Deferred Dividend Shares shall become vested only upon the vesting of the underlying Restricted Stock Unit and only if a dividend has actually been declared and issued on the Company’s common stock as of the vesting date of the Restricted Stock Unit. The Unit Award will vest, and shares of the Company’s common stock underlying the Unit Award will only become deliverable, in three equal annual installments, commencing on the first anniversary of the Date of Grant and continuing on each of the following two anniversaries of the Date of Grant. In the event of termination of the Employee’s employment with the Company (a “Termination of Service”) for any reason other than as set forth in Section 2(b) or 2(c) below, all unvested Restricted Stock Units and Deferred Dividend Shares shall immediately and automatically terminate consistent with Section 2(e).
          (b) Death or Disability. In the event of Termination of Service of the Employee by the Company or its Subsidiaries by reason of the Employee’s death or Disability (as defined below), all unvested Restricted Stock Units and Deferred Dividend Shares shall immediately and automatically terminate consistent with Section 2(e).
For purposes of this Agreement, a Termination of Service shall be deemed to be by reason of “Disability” if upon such Termination of Service, the Employee (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) by reason of such impairment Employee is receiving income replacement benefits for a period of not less than three months under the Company’s Long Term Disability Plan.
          (c) Termination by the Company Not For Cause. In the event of Termination of Service of the Employee by the Company or its Subsidiaries not for Cause (and not due to the Employee’s death or Disability), all unvested Restricted Stock Units and Deferred Dividend Shares shall immediately and automatically terminate consistent with Section 2(e). For purposes of this Agreement, “Cause” shall mean (i) the Employee’s refusal or failure (other than during periods of illness or disability) to perform the Employee’s material duties and responsibilities to the Company or its Subsidiaries, (ii) the conviction or plea of guilty or nolo contendere of the Employee in respect of any felony, other than a motor vehicle offense, (iii) the commission of any act which causes material injury to the reputation, business or business relationships of the Company or any of its Subsidiaries including, without limitation, any breach of written policies of the Company with respect to trading in securities, (iv) any other act of fraud, including, without limitation, misappropriation, theft or embezzlement, or (v) a violation of any applicable material policy of the Company or any of its Subsidiaries, including, without limitation, a violation of the laws against workplace discrimination.
          (d) Change in Control. Notwithstanding any provision of this Section 2 to the contrary, the Award shall become immediately and fully vested and shares of the Company’s common stock will be delivered in connection with and immediately prior to a Change in Control of the Company (as defined below). For purposes of this Agreement, “Change in Control of the Company” means and shall be deemed to have occurred if (i) any Person (within the meaning of the Exchange Act) or any two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Company (or other securities convertible into voting securities of the Company) representing 40% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency, or (ii) the Board of Directors of the Company shall not consist of a majority of Continuing Directors. For purposes of this Agreement, “Continuing Directors” shall mean the directors of the Company on the date hereof and each other director, if such other director’s nomination for election to the Board of Directors of the Company is recommended by a majority of the then Continuing Directors.
          (e) Termination of the Award. That portion of the Award which is not vested immediately following the Employee’s Termination of Service, as described above, shall be immediately and automatically terminated (and no shares of the Company’s common stock in respect of such Award that have not previously vested shall thereafter be issued).
          (f) Delivery of Shares. Subject to the terms of this Agreement and satisfaction of any withholding tax liability pursuant to Section 5 hereof, the Company shall promptly deliver to the Employee on or around the vesting date, a certificate or shall credit the Employee’s account so as to evidence the number of shares of the Company’s common stock, if any, to which the Employee is entitled hereunder, as calculated in accordance with this Section 2.
     3. Transfer. The shares of the Company’s common stock delivered upon the vesting of the Restricted Stock Units and Deferred Dividend Shares may be sold, assigned, pledged, hypothecated, encumbered, or transferred or disposed of in any other manner, in whole or in part, only in compliance with the terms, conditions and restrictions as set forth in the governing instruments of the Company, applicable federal and state securities laws or any other applicable laws or regulations and the terms and conditions hereof. Otherwise, the Award shall not be sold, assigned, pledged, hypothecated, encumbered, or transferred or disposed of in any other manner, in whole or in part.
     4. Expenses of Issuance of Shares. The issuance of stock certificates hereunder shall be without charge to the Employee. The Company shall pay, and indemnify the Employee from and against any issuance, stamp or documentary taxes (other than transfer taxes) or charges imposed by any governmental body, agency or official (other than income taxes) by reason of the issuance of the common stock underlying the Award.
     5. Tax Withholding. No shares of the Company’s common stock will be issued until the Employee pays to the Company an amount sufficient to allow the Company to satisfy its tax withholding obligations. To this end, the Employee shall either:
          (a) pay the Company the amount of tax to be withheld

(including through payroll withholding), deliver to the Company other shares of stock of the Company owned by the Employee prior to such date having a fair market value, as determined by the Committee, not less than the amount of the withholding tax due, which either have been owned by the Employee for more than six (6) months or were not acquired, directly or indirectly, from the Company,
          (b) make a payment to the Company consisting of a combination of cash and such shares of stock, or
          (c) elect to satisfy such obligation by having the Company withhold shares of stock of the Company that would otherwise have been delivered to the Employee upon vesting of the Award as provided in Section 2 hereof, provided that withholding by such method shall be limited to the minimum required applicable tax withholding.
     6. References. References herein to rights and obligations of the Employee shall apply, where appropriate, to the Employee’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.
     7. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:
If to the Company:
Atlas Air Worldwide Holdings, Inc.
2000 Westchester Avenue
Purchase, New York 10577
Attention: General Counsel
If to the Employee:
At the Employee’s most recent address
shown on the Company’s corporate records,
or at any other address which the Employee
may specify in a notice delivered to the
Company in the manner set forth herein.
     8. Governing Law. This Agreement shall be governed by and

construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of laws of any jurisdiction which would cause the application of law, other than the State of New York, to be applied.
     9. Rights of a Stockholder. The Employee shall have no right to transfer, pledge, hypothecate or otherwise encumber such Unit Awards or Deferred Dividend Shares. Once the Unit Award and Deferred Dividend Shares vest and the shares of common stock underlying those units or shares have been delivered, but not until such time and only with respect to the shares of common stock so delivered, the Employee shall have the rights of a stockholder, including, but not limited to, the right to vote and to receive dividends.
     10. No Right to Continued Employment. This Award shall not confer upon the Employee any right with respect to continuance of employment by the Company nor shall this Award interfere with the right of the Company to terminate the Employee’s employment at any time.
     11. Provisions of the Plan. Capitalized terms used herein and not defined shall have the meanings set forth in the Plan. This Agreement and the awards and grants set forth herein shall be subject to and shall be governed by the terms set forth in the Plan, a copy of which has been furnished to the Employee and which is incorporated by reference into this Agreement. In the event of any conflict between this Agreement and the Plan, the Plan shall control.
     12. Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.
[SIGNATURE PAGE FOLLOWS AS A SEPARATE PAGE]

          IN WITNESS WHEREOF, the undersigned have executed this Restricted Stock Unit Agreement as of the date first above written.

ATLAS AIR WORLDWIDE HOLDINGS, INC.
By:
Name:
Title:

Employee